SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

Delta International Oil & Gas, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

8655 East Via de Ventura, Suite F127, Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 483-0420

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2015, the Board of Directors of the Company approved the retirement of our Chief Executive Officer, Malcolm W. Sherman, and that his resignation as Chief Executive Officer, President and a director of the Company would be effective as of December 31, 2014. The Delta Board thanked Mr. Sherman and appreciates the time and efforts expended by him over the past two years that he has served as CEO during the transition after our loss of Dr. Daniel R. Peralta. Mr. Sherman has steered the Company through some very difficult and stressful times and positioned us for some potentially interesting and exciting opportunities that now lie ahead.

The Board has appointed Santiago Peralta, a director of the Company, as Interim Chief Executive Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA INTERNATIONAL OIL & GAS INC.
(Registrant)

	By:	/s/ Santiago Peralta
Interim Chief Executive Officer

Date: January 8, 2015

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